UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 17, 2008

ALLIED MOTION TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-04041	84-0518115
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

23 Inverness Way East, Suite. 150, Englewood, CO, 80112

(Address of Principal Executive Offices, including zip code)

303-799-8520

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2008, Allied Motion Technologies Inc. (the “Company”) announced that Richard D. Smith, Chief Executive Officer of the Company, will transition to a new role becoming the Executive Chairman of the Company’s Board of Directors.  Richard S. Warzala, who is currently President and COO of the Company, will become the CEO.  The changes will become effective May 12, 2009, the date of the Company’s 2009 annual shareholders’ meeting.  Also at that time, Delwin D. Hock, the current Chairman of the Board of Directors will become the Lead Director of the Independent Directors of the Company.

The terms of the compensation arrangements for Messrs. Smith and Warzala as a result of these new positions have not been determined by the Board of Directors.  Any revised compensation arrangements will be disclosed in a Current Report on Form 8-K when the terms are determined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2008

ALLIED MOTION TECHNOLOGIES INC.

	By:	/s/ Richard D. Smith
Richard D. Smith
Chief Executive Officer
and Chief Financial Officer